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EXHIBIT 31.1
                                 CERTIFICATIONS

I, Marvin J. Winkler, certify that:

1. I have reviewed this amendment no. 1 to quarterly report on Form 10-QSB of SSP Solutions, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

Date: September 15, 2003

/s/   MARVIN J. WINKLER
--------------------------------------------
Marvin J. Winkler, Chief Executive Officer
(principal executive officer)



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I, Thomas E. Schiff, certify that:

1. I have reviewed this amendment no. 1 to quarterly report on Form 10-QSB of SSP Solutions, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

Date: September 15, 2003

/s/ THOMAS E. SCHIFF
--------------------------------------------
Thomas E. Schiff, Chief Financial Officer
(principal financial officer)